UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2021

MRC Global inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35479 (Commission File Number)	20-5956993 (I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300 Houston, Texas 77010 (Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2021, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of MRC Global, Inc. (the "Company") approved the grant to the following named executive officers set forth in the table below of performance stock units pursuant to the MRC Global Inc. 2011 Omnibus Incentive Plan, as amended, in addition to certain time-vested restricted stock units reported on Forms 4. Each recipient of performance stock units can earn shares of Company common stock between 0% and 200% of the target number of units based:

●	50% on a three-year total shareholder return ("TSR") relative to the companies in the Philadelphia OSX Index (the "OSX Index") plus NOW Inc. at the end of the three-year period ending December 31, 2023 (the "Performance Period") (relative TSR payouts are capped at 100% if the Company's TSR is negative) and

●	50% on a three-year return on average net capital employed objective for the Performance Period.

Below is the number of target performance stock units that the Company granted to each named executive officer.

Name	Job Title	# of Performance Stock Units
Youngblood, Kelly	Executive Vice President & Chief Financial Officer	53,681
Churay, Daniel J.	Executive Vice President - Corporate Affairs, General Counsel, Chief Human Resources Officer, Corporate Secretary	32,592
Bates, Grant R.	Senior Vice President - Strategy, Corporate Development, E-Commerce	19,325

As previously disclosed in May 2020, the president and current chief executive officer (“CEO”) of the Company, Andrew Lane, and the Board announced a plan for Mr. Lane to retire as CEO effective December 31, 2021. The Board is seeking a new CEO to replace Mr. Lane. To (among other things) provide for smooth leadership transitions that might occur upon the appointment of a new CEO, the Compensation Committee adopted an executive separation policy on February 8, 2021 for the benefit of the executive officers of the Company, including its named executive officers.

The policy generally codifies the Company’s existing practice with respect to separation benefits that the Company provides when the Company in its discretion terminates the employment of an executive officer without Cause (as the policy defines) or the executive officer leaves the Company for Good Reason (as the policy defines). Only executive officers who do not have separation benefits through an employment agreement with the Company are eligible for the benefits of the policy. Therefore, the Company’s current president and CEO (Mr. Lane) and executive vice president and chief financial officer (Mr. Youngblood), both of whom have employment agreements with the Company, will not participate in the policy. The policy does provide benefits for those positions if, in the future, those positions do not have an active employment agreement. The Company’s current executive vice president, chief human relations officer, general counsel and corporate secretary, Daniel Churay, has an employment agreement that expires on February 18, 2021. Upon the expiration of that agreement, Mr. Churay (who will continue his service with the company) will be eligible for the benefits of the policy. Excluding Messrs. Lane and Youngblood, the policy, as of the date of this filing, would apply to six executive officers, once Mr. Churay’s employment agreement expires.

The benefits that the policy provides are generally subject to the departing executive’s execution of a release and compliance with restrictive covenants prohibiting competition, solicitation of employees and interference with business relationships for an applicable restriction period and continuing duties to maintain the confidence of the Company’s confidential information and cooperate with the Company regarding matters regarding which the Company was familiar during the executive’s employment with the Company.

The policy provides that if the Company terminates the executive officer in the Company’s discretion without Cause or if the executive officer leaves for Good Reason, the departing executive officer is entitled to the following separation payments and benefits:

●	All accrued, but unpaid, obligations (including salary, annual cash incentive, expense reimbursement and vacation pay)

●	Monthly payments equal to 1/12th of annual base salary at the rate in effect immediately prior to termination for:

○	12 months, in the case of senior vice presidents

○	18 months in the case of executive vice presidents

○	24 months in the case of a future president or CEO that does not have an active employment agreement

●	Continuation of health, dental and vision benefits through reimbursement of insurance premiums for the same period in which the executive receives separation payments

●	A pro-rata annual cash incentive for the fiscal year in which termination occurs based on actual performance through the end of the fiscal year

●	Continued vesting of the executive officer’s restricted stock units and performance share units for the same period in which the executive receives separation payments. The vesting of the performance share units would be prorated for time of service during the performance period. If an executive officer is eligible for continued vesting pursuant to the retirement provisions of an equity award agreement, these provisions would apply.

Item 7.01	Regulation FD Disclosure.

The Company expects the following results with respect to the operations and performance of the Company for the 2021 fiscal year:

For the full year, provided that the impact of the COVID-19 pandemic moderates and West Texas Intermediate oil prices remain in the $50-$60 per barrel range, compared to the Company’s second half of 2020 run rate, the Company expects 2021 revenue to fluctuate by the following percentages:

●	Total Company consolidated sales – increase upper-single digits

●	Sales by sector:
○	Gas Utilities – increase mid-single digits
○	Downstream and Industrial – increase mid-single digits
○	Upstream Production – increase double-digits
○	Midstream Pipeline – increase mid-single digits

●	Sales by segment:
○	U.S. – increase upper single digits
○	Canada – increase double digits
○	International – decrease low single digits, due to 2020 completion of non-repeating projects

Comparing the full year 2021 to 2020, the Company expects revenue to fluctuate by the following percentages:

●	Total Company consolidated sales – flat to low-single digit decrease

●	Sales by sector:
○	Gas Utilities – increase upper-single digits
○	All other sectors – decreasing

In the first quarter of 2021, the Company expects a modest sequential revenue decline of a low to mid-single digit percentage from the fourth quarter of 2020.

The Company expects to hold its adjusted gross profit percentage for the full year 2021 consistent with 2020 levels at the mid-19% level.

The Company expects its first quarter 2021 adjusted gross profit percentage to be flat to modestly lower than its fourth quarter of 2020.

The Company expects its quarterly selling, general and administrative (“SG&A”) costs to be $100 million or less throughout 2021.

The Company expects its normalized effective tax rate in 2021 to remain in the 26-28% range, however, its quarterly tax rates may fluctuate as certain discrete items recorded against low pre-tax income can give rise to large changes in the effective tax rate.

The Company is targeting cash flow from operations of $75 million to $100 million in 2021.

The Company expects to have a temporary working capital increase in the first quarter due to the delivery of long lead time items for 2021 inventory that will result in a use of cash.  However, the Company expects that this will be the only quarter in 2021 in which it will not generate cash from operations.

The Company expects its total capital expenditures for 2021 to be between $10 million and $15 million.

The above information, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expects,” “expected,” “believes,” “looking forward,” “guidance”, “targeting” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, adjusted EBITDA, gross profit, gross profit percentage, SG&A costs, adjusted gross profit and adjusted gross profit percentage, tax rate, working capital levels, capital expenditures and cash from operations, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties also include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; U.S. and international general economic conditions; the company’s ability to compete successfully with other companies in MRC Global’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves; unexpected supply shortages; cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline; decreases in steel prices, which could significantly lower MRC Global’s profit; increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes; changes in the company’s customer and product mix; risks related to the company’s customers’ creditworthiness; the success of the company’s acquisition strategies; the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits; the company’s significant indebtedness; the dependence on the company’s subsidiaries for cash to meet its debt obligations; changes in the company’s credit profile; a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted or imposed; significant substitution of alternative fuels for oil and gas; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation; product liability claims against the company; pending or future asbestos-related claims against the company; the potential loss of key personnel; adverse health events, such as a pandemic; interruption in the proper functioning of the company’s information systems and the occurrence of cyber security incidents; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets; adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments; risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act; risks related to the Company’s intention not to pay dividends; and risks arising from compliance with and changes in laws and regulations in the countries in which we operate, including (among others) changes in tax law, tax rates and interpretation in tax laws, changes in trade and other treaties that lead to differing tariffs and trade rules, the expansion of currency exchange controls, export controls or additional restrictions on doing business in countries subject to sanctions in which we operate or intend to operate.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

The information referenced under Item 7.01 of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by MRC Global pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Separation Policy

104	Cover Page Interactive Data File – The cover page XBRL tags from this Current Report on Form 8-K are imbedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2021

MRC GLOBAL INC.

By:	/s/ Kelly Youngblood
Kelly Youngblood
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Executive Separation Policy

104	Cover Page Interactive Data File – The cover page XBRL tags from this Current Report on Form 8-K are imbedded within the Inline XBRL document